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                                                                     Exhibit 5.1
                         [LETTERHEAD OF BLANK ROME LLP]





                                  June 14, 2004


Impax Laboratories, Inc.
3735 Castor Avenue
Philadelphia, PA 19124

         Re:      Impax Laboratories, Inc. Registration Statement on Form S-3
                  -----------------------------------------------------------

Gentlemen:

         We have acted as counsel to Impax Laboratories, Inc. (the "Company") in connection with the registration statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, (the "Securities Act") relating to the offer and sale of (i) up to $95,000,000 in aggregate principal amount of the Company's 1.250% Convertible Senior Subordinated Debentures due 2024 (the "Debentures") and (ii) up to 3,383,187 shares of the Company's common stock, par value $.01, issuable upon conversion of the Debentures (the "Conversion Shares"), all of which are to be sold by certain holders of the Debentures and Conversion Shares as described in the Registration Statement. The Debentures were issued under an Indenture dated as of April 5, 2004 (the "Indenture") between the Company and Wachovia Bank, National Association, as trustee (the "Trustee").

         Although as counsel to the Company we have advised it in connection with a variety of matters referred to us by it, our services are limited to specific matters so referred. Consequently, we may not have knowledge of many transactions in which the Company has engaged or its day-to-day operations.

         In rendering this opinion, we have examined only the following documents: (i) the Company's Restated Certificate of Incorporation, as amended, and Bylaws, both as in effect on the date hereof, (ii) resolutions adopted by the Board of Directors of the Company, (iii) the Registration Statement and the exhibits thereto, (iv) the Indenture, and (v) the form of the Debentures. We have not performed any independent investigation other than the document examination described above. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all certificates, documents, and records examined and the genuineness of all signatures. We have also relied upon an officer's certificate as to corporate action heretofore taken by the Company with respect to the Securities.

         Based on the foregoing, it is our opinion that (i) the Debentures are binding obligations of the Company, except as may be limited by the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting the rights and remedies of creditors generally and equitable principles of general applicability (regardless of whether enforceability is considered in a proceeding at law or in equity), and
(ii) the Conversion Shares have been duly authorized by the Company and, when issued and delivered upon conversion of the Debentures in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable.






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         We have assumed for purposes of our opinion that the Indenture was duly authorized, executed and delivered by the Trustee, that the Indenture is a legal, valid and binding obligation of the Trustee, and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

         This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

         This opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, in each case, in effect on the date hereof. We express no opinion as to whether the laws of any particular jurisdiction other than those identified above are applicable to the subject matter hereof.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the prospectus contained therein. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

                                                     Sincerely,


                                                     /s/ Blank Rome LLP